Exhibit 23.04

I hereby consent to my study, “A Randomized Study of the Long-term Effects of LCP on Children’s Health and Development” being used in Martek Biosciences Corporation’s registration statement, number 333-102937.

/s/ Dr. Peter Willatts Dr. Peter Willatts